As filed with the Securities and Exchange Commission on March 24, 2005

Registration Nos. 333-61406, 333-105455, and 333-105456

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statements 333-61406, 333-105455, and 333-105456

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4004153 (I.R.S. employer identification no.)

701 Market Street, St. Louis, Missouri 63101-1826
(Address, including zip code, of registrant’s principal executive offices)

1998 STOCK PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES OF PEABODY ENERGY CORPORATION
PEABODY ENERGY CORPORATION EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED)
PEABODY ENERGY CORPORATION LONG-TERM EQUITY INCENTIVE PLAN
PEABODY ENERGY CORPORATION EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
(Full title of the plans)

JEFFERY L. KLINGER, Esq.
PEABODY ENERGY CORPORATION
701 MARKET STREET
ST. LOUIS, MISSOURI 63101-1826
(Name and address of agent for service)

(314) 342-3400
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

     This Post-Effective Amendment to the Company’s Registration Statements on Form S-8 (Nos. 333-61406, 333-105455, and 333-105456) (the “Registration Statements”), which relate to the Company’s equity-based compensation plans, is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), to reflect a one hundred percent increase in the number of shares of common stock, $0.01 par value, of the Company (the “Common Stock”), covered by such Registration Statements as a result of the Company’s two-for-one stock split effected in the form of a stock dividend payable on March 30, 2005 to shareholders of record on March 16, 2005.

     Pursuant to Rule 416(a) under the Securities Act, the Registration Statements are also amended to cover any additional shares of Common Stock which may be issued under the applicable equity-based compensation plans to prevent dilution resulting from any subsequent stock splits, stock dividends or similar transactions.

     The contents of the Registration Statements are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

1.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

2.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5.	Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7.	Exemption from Registration Claimed.

Not applicable.

1

Item 8.	Exhibits.

4.1	Rights Agreement, dated as of July 24, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C). (Incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, Commission File No. 001-16463, filed on July 24, 2002).

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on July 24, 2002. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, Commission File No. 001-16463, filed on July 24, 2002).

5.1	Opinion of Jeffery L. Klinger, Esq. as to the legality of securities being registered*

23.1	Consent of Jeffery L. Klinger, Esq. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

*	Filed herewith

Item 9.	Undertakings.

     Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of the 24th day of March 2005.

PEABODY ENERGY CORPORATION
By:	/s/ Irl F. Engelhardt
	Name:	Irl F. Engelhardt
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 24th day of March 2005.

Signature	Title

/s/ Irl F. Engelhardt Irl F. Engelhardt	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard A. Navarre Richard A. Navarre	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ B. R. Brown B.R. Brown	Director

/s/ Henry Givens, Jr. Henry Givens, Jr.	Director

/s/ Williams E. James Williams E. James	Director

/s/ Robert B. Karn III Robert B. Karn III	Director

/s/ Henry E. Lentz Henry E. Lentz	Director

/s/ William C. Rusnack William C. Rusnack	Director

/s/ James R. Schlesinger James R. Schlesinger	Director

3

Signature	Title

/s/ Blanche M. Touhill Blanche M. Touhill	Director

/s/ Sandra A. Van Trease Sandra A. Van Trease	Director

/s/ Alan H. Washkovitz Alan H. Washkovitz	Director

4

EXHIBIT INDEX

Exhibit No.	Description

4.1
Rights Agreement, dated as of July 24, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C). (Incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, Commission File No. 001-16463, filed on July 24, 2002).

4.2
Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on July 24, 2002. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, Commission File No. 001-16463, filed on July 24, 2002).

5.1	Opinion of Jeffery L. Klinger, Esq. as to the legality of securities being registered*

23.1	Consent of Jeffery L. Klinger, Esq. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

*	Filed electronically herewith